Exhibit 99.1

Avnet, Inc. Announces a Tender Offer for Unidux, Inc.

Acquisition of electronic components distributor
Would significantly expand Avnet’s presence in Japan

Phoenix, Ariz., May 25, 2010 – Avnet, Inc. (NYSE:AVT) announced today that, through its wholly-owned indirect subsidiary Avnet EM Holdings (Japan) Godo Kaisha, it has launched a tender offer bid for all issued shares of Unidux, Inc. (Unidux), a publicly traded company (TSE: 9897), substantially expanding its presence and customer base in the Japanese market. Established in 1972, Unidux is an electronics components distributor primarily serving Japanese original equipment manufacturers. The tender offer is expected to be completed by the end of July 2010.

“This acquisition represents a major step in our strategy to expand our business in the strategic and sizeable Japan market,” commented Harley Feldberg, president, Avnet Electronics Marketing, Global. “The Unidux business will add complementary customers and suppliers while tripling Avnet Electronics Marketing business in Japan. The combination will also add the scale and scope necessary in country to enhance the value we deliver to our trading partners and achieve our desired financial performance.”

With operations in Japan, Hong Kong, the People’s Republic of China and ASEAN countries, Unidux distributes active and passive components from leading suppliers including Intel, Micron, OKI, Aptina and Littlefuse. With approximately 275 employees, Unidux provides sales, design, support and services to a wide range of OEM customers in Japan and their operations throughout the region. For calendar year 2009, Unidux generated revenue of approximately US$370 million.

“This acquisition brings us new suppliers and services, as well as many significant new customers such as Fujitsu, Panasonic, Sharp and Toshiba,” stated Tom McCartney, president and representative director, Avnet EM Holdings Japan, “thereby positioning us to accelerate profitable growth. By adding new suppliers and technologies, as well as the talented team from Unidux, we will also enhance our competitive position, take advantage of cross selling opportunities and provide global customer support.”

Completion of the tender offer requires 66.7% of shares to be tendered, and Avnet has already received commitments to accept the offer from Unidux and its shareholders representing 37.6% of the issued shares. The acquisition is expected to be immediately accretive to earnings and is expected to achieve Avnet’s return on capital goals within three years.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Unidux, Inc.
Unidux, Inc. (TSE: 9897) is engaged in the trading and distribution of electronic components, catering mainly to Japanese manufacturers. Unidux supplies both active and passive components to original equipment manufacturers and contract manufacturers in three major industries: information technology, consumer electronics and telecommunications. Unidux currently represents over 500 principals and distributes components in more than 150 product groups, with operations in Japan, Singapore, Malaysia, Indonesia, Thailand and the People’s Republic of China.

About Avnet Electronics Marketing
Avnet Electronics Marketing is an operating group of Phoenix-based Avnet, Inc. that serves electronic original equipment manufacturers (EOEMs) and electronic manufacturing services (EMS) providers in more than 70 countries, distributing electronic components from leading manufacturers and providing associated design-chain and supply-chain services. The group’s Web site is located at www.em.avnet.com.

About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended June 27, 2009, Avnet generated revenue of US $16.23 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

For more information, please contact:

Public Relations
Michelle Gorel, +1 480-643-7653
Vice President, Public Relations
michelle.gorel@avnet.com

Avnet Japan Co., Ltd
Bob Hackett, +81(0)3 5978 8294
Marketing & Communications Director
bob.hackett@avnet.com

Investor Relations
Vincent Keenan, +1 480-643-7053
Vice President, Investor Relations
Vincent.keenan@avnet.com